Filed pursuant to Rule 424(b)(3)
File No. 333-259488

VARIANT IMPACT FUND

Institutional Class Shares IMPCX

Supplement dated December 22, 2022, to the Prospectus dated August 31, 2022

The paragraph under the section entitled “Fiscal Year” on page 65 of the Prospectus is deleted in its entirety and replaced with the following:

The Fund’s fiscal and taxable year is the 12-month period ending on April 30.

Shareholders should retain this Supplement for future reference.